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                                                                   EXHIBIT 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


        We hereby consent to the use in this Registration Statement on Form S-4 for Westamerica Bancorporation of our report dated February 2, 2000, except in
Note 16, as to which the date is March 14, 2000 relating to the financial statements of First Counties Bank and Subsidiary for the years ended December 31, 1999, 1998 and 1997, and to the reference to our Firm under the caption "Experts" in the Registration Statement.



                                           /s/ Perry-Smith LLP

                                           Perry-Smith LLP

Sacramento, California
May 4, 2000